UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BEL FUSE INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS

ADJOURNED UNTIL JUNE 10, 2020

Dear Shareholders:

We are sending you the attached Notice in order to provide you with important information regarding our Annual Meeting of Shareholders. The Notice explains that due to COVID-19, the Annual Meeting, initially scheduled for May 19, 2020, has been adjourned and will be reconvened at 2:00 pm, Eastern Time, on June 10, 2020.  The reconvened meeting will be held virtually by remote communication at the following website address: https://www.cstproxy.com/belfuse/2020.  Details for accessing the Annual Meeting are included in the attached Notice.

This letter and the attached Notice are being filed with the SEC and made available to the Company’s shareholders on or about May 26, 2020.  Please read this letter and the attached Notice in conjunction with our April 9, 2020 proxy statement and the proxy supplement filed by us on May 8, 2020. The proxy statement, as supplemented, and 2019 Annual Report are available on the Company’s website at https://ir.belfuse.com/financial-information/sec-filings. The proxy statement, as supplemented, describes the proposals to be considered at the Annual Meeting.

Except as amended or supplemented by the information contained in this letter, the attached Notice and our May 8, 2020 supplement, all information set forth in the proxy statement continues to apply and should be considered in voting your shares.

We hope that our shareholders, employees, customers and suppliers remain healthy during this challenging time.

Very truly yours,

/s/ Daniel Bernstein

Daniel Bernstein, President and Chief Executive Officer

May 26, 2020

Bel Fuse Inc.

206 Van Vorst Street

Jersey City, New Jersey 07302

NOTICE OF ADJOURNMENT OF

THE ANNUAL MEETING OF SHAREHOLDERS

To be Reconvened as an Online Meeting Only by Remote Communication - No Physical Meeting Location

To the Shareholders of Bel Fuse Inc.:

Given the paramount importance of the public’s health and safety, and in compliance with guidelines and restrictions relating to group gatherings, Bel’s annual shareholders’ meeting, initially scheduled for May 19, 2020, has been adjourned and will be reconvened in a virtual environment.  Accordingly, NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) will be reconvened on Wednesday, June 10, 2020, commencing at 2:00 p.m. Eastern Time, and will be conducted exclusively online by remote communication.

As described in the proxy materials for the Annual Meeting previously distributed, holders of record of our Class A Common Stock as of the close of business on March 24, 2020 will be able to vote and ask questions during the meeting.

To participate in the Annual Meeting by voting and/or asking questions, record and beneficial owners of our Class A Common Stock should visit www.cstproxy.com/belfuse/2020.  Shareholders of record can enter the 16-digit control number included on your proxy card, or on the instructions that accompanied your proxy materials. If you do not have your control number, you may contact Continental Stock Transfer at 917-262-2373 or by e-mail at proxy@continentalstock.com. Beneficial investors who hold shares through a bank, broker or other intermediary, will need to contact them and obtain a legal proxy.  Once you have your legal proxy, contact Continental Stock Transfer at the above-noted phone number or e-mail address to have a control number generated.  You may pre-register for the meeting starting on June 5, 2020 at 2:00 p.m. Eastern Time. Interested persons may also access the Annual Meeting (listen-only) by dialing +1 877-770-3647 (toll-free) within the United States and Canada or by dialing +1 312-780-0854 (standard rates apply) outside the United States and Canada. The passcode for telephone access is 88610155#.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the adjournment and reconvening of the Annual Meeting and may continue to be used to vote your shares in connection with the Annual Meeting. If you have already voted, no additional action is required.

For shareholders logging into the website, you may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. If you wish to submit a question, you may do so during the meeting by logging into the meeting website, typing your question into the chat box field, and clicking “Submit.”

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call (917) 262-2373. Technical support will be available beginning at 9:00 a.m. Eastern Time on June 10, 2020 and will remain available until the meeting has ended.

We thank you for your interest in our Company and look forward to your participation at our Annual Meeting.

By Order of the Board of Directors

CRAIG BROSIOUS, Secretary

Jersey City, New Jersey

May 26, 2020

THIS NOTICE IS BEING FURNISHED TO THE HOLDERS OF THE COMPANY’S CLASS B COMMON STOCK, PAR VALUE $0.10 PER SHARE, FOR INFORMATIONAL PURPOSES.  HOLDERS OF CLASS B COMMON STOCK ARE NOT ENTITLED TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE COMPANY’S CERTIFICATE OF INCORPORATION, AS AMENDED. HOLDERS OF CLASS B COMMON STOCK CAN ONLY ACCESS THE MEETING THROUGH THE LISTEN-ONLY TELEPHONE NUMBERS SET FORTH ABOVE.

Important notice regarding the availability of proxy materials for the Annual Meeting of Shareholders to be reconvened on June 10, 2020:  This supplemental statement, as well as Bel’s proxy statement, May 8, 2020 proxy supplement and our annual report, are available at www.belfuse.com.